The Chefs’ Warehouse, Inc. - 8-K/A

Exhibit 99.2

Unaudited Condensed Combined Financial Statements of

Del Monte Capitol Meat Company, T.J. Foodservice Company, Inc. and TJ Seafood, LLC

Del Monte Capitol Meat Company

Unaudited Condensed Combined Balance Sheet
(in thousands, except share amounts)

March 28, 2015

Assets

Current assets
Cash and cash equivalents	$18,363
Investments, at fair value	6,447
Accounts receivable, net of allowance for doubtful accounts of $14	19,517
Inventory	12,247
Prepaid expenses and other current assets	1,141

Total current assets	57,715

Property and equipment, net	7,566
Other assets	746

Total assets	$66,027

Liabilities and shareholders’ and members’ equity

Current liabilities
Accounts payable and accrued expenses	$6,305

Commitments and contingencies

Shareholders’ and members’ equity
Del Monte Capitol Meat Co. stock (no par value, 50,000 shares authorized, 50,000 shares issued and 50,000 shares outstanding)	30
TJ Foodservice Co., Inc. stock (no par value, 200,000 shares authorized, 5,000 shares issued and outstanding)	50
TJ Seafood, LLC members’ contribution	2,500
Retained earnings	57,142

Total shareholders’ and members’ equity	59,722

Total liabilities and shareholders’ and members’ equity	$66,027

See accompanying notes to combined financial statements.

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Del Monte Capitol Meat Company

Unaudited Condensed Combined Statements of Income
(in thousands)

For the Thirteen Week Periods Ended	March 28, 2015	March 29, 2014

Net sales	$58,350	$47,496

Cost of sales	44,133	35,669

Gross profit	14,217	11,827

Operating expenses	8,018	7,203

Income from operations	6,199	4,624

Other expense (income)
Interest expense	41	44
Interest income	(2)	(25)
Gain on investments	(43)	(126)

Total other expense (income)	(4)	(107)

Net income	$6,203	$4,731

See accompanying notes to combined financial statements.

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Del Monte Capitol Meat Company

Unaudited Condensed Combined Statements of Cash Flows
(in thousands)

For the Thirteen Week Periods Ended	March 28, 2015	March 29, 2014

Cash flows from operating activities
Net income	$6,203	$4,731
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	352	521
Loss on sale of equipment	27	—
Gain on investments	(43)	(126)
Changes in assets and liabilities:
Accounts receivable	(603)	(1,024)
Inventory	1,945	1,076
Prepaid expenses and other assets	320	97
Accounts payable and accrued expenses	(45)	1,236

Net cash provided by operating activities	8,156	6,510

Cash flows from investing activities
Capital expenditures	(66)	(10)
Purchase of investments	—	(107)

Net cash used in investing activities	(66)	(117)

Cash flows from financing activities
Distributions	(2,810)	(3,740)
Repayment of related party notes	(4,075)	—

Net cash used in financing activities	(6,885)	(3,740)

Increase in cash and cash equivalents	1,205	2,653

Cash and cash equivalents, beginning of period	17,158	10,685

Cash and cash equivalents, end of period	$18,363	$13,338

See accompanying notes to combined financial statements.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

1.	Description of Business

Del Monte Capitol Meat Co., Inc., TJ Foodservice Co., Inc. and TJ Seafood, LLC (collectively, the “Company” or “Del Monte Meat Company”) are food product distribution companies which are concentrated in northern California. The Company’s customer base consists primarily of menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers and culinary schools.

2.	Summary of Significant Accounting Policies

Basis of Presentation, Combination and Fiscal Year

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) and with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, the statements do not include all information and footnotes required by U.S. GAAP for annual financial statements. In the opinion of our management, such interim financial statements reflect all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for such periods. The results for the 13 weeks period ending March 28, 2015 is not necessarily indicative of the results that may be expected for the full fiscal year or future operating periods. The unaudited combined financial statements include the accounts of Del Monte Capitol Meat Co., T.J. Foodservice Co., Inc. and TJ Seafood, LLC. These entities have been combined for financial reporting purposes as they have common ownership and management. All intercompany transactions and balances have been eliminated in the combination.

The Company operates and reports on a 52 or 53 week fiscal year ending on the last Saturday of December. The first quarter of fiscal year 2015 ended on March 28, 2015 and included 13 weeks. The first quarter of fiscal year 2014 ended on March 29, 2014 and included 13 weeks.

Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include accounts receivables allowances and valuation of long-lived assets. Actual results could differ materially from those estimates.

Revenue Recognition

Revenue from the sale of a product is recognized at the point at which the product is delivered to the customer. Sales discounts are recognized as a reduction of sales.

Cost of Sales

The Company records cost of sales based upon the net purchase price paid for a product, including applicable freight charges incurred to deliver the product to the Company’s warehouse. All other handling and processing costs are included in operating expenses.

Operating Expenses

Operating expenses include the costs of facilities, product handling and replenishment, protein processing costs, delivering, selling and general administrative activities.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of less than three months to be cash equivalents. The Company periodically maintains balances at financial institutions which may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Accounts Receivable

Accounts receivable consist of trade receivables from customers and are recorded net of an allowance for doubtful accounts. The allowance for doubtful accounts is determined based upon a number of specific criteria, such as whether a customer has filed for or been placed into bankruptcy, has had accounts referred to outside parties for collections or has had accounts significantly past due.

Inventory

Inventory consists primarily of finished goods, food and related food products held for resale and are valued at the lower of cost (first-in, first-out method) or market.

Concentrations of Credit Risks

Financial instruments that subject the Company to concentrations of credit risk consist of cash and accounts receivables. The Company’s policy is to deposit its cash and temporary cash investments with major financial institutions. The Company distributes its food and related products to a customer base that consists primarily of leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers and culinary schools. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions. The Company generally does not require collateral. There is no significant balance or sales with any individual customer.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for all maintenance and repairs are charged as operating expenses. Additions, major renewals and replacements that increase the useful lives of assets are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the leasehold improvements.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

Impairment of Long-Lived Assets

When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists, in accordance with Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. No long-lived asset impairment was recognized during the thirteen weeks ended March 28, 2015 and March 29, 2014.

Employee Benefit Programs

The Company established a retirement plan in accordance with section 401(k) of the Internal Revenue Code. Under the terms of this plan, eligible employees may make voluntary contributions to the extent allowable by law. Employees of the Company are eligible after 90 days of employment to make personal contributions. After one year of employment beginning the first of the next month the Company will make a contribution of 3% of gross compensation. These safe harbor contributions are 100% vested at the time of the contribution. Profit sharing contributions by the Company to this plan are discretionary and will not exceed that allowable for federal income tax purposes. The Company’s profit sharing contributions are vested over five years in equal increments. No profit sharing contributions were made by the Company to the plan for the thirteen weeks ended March 28, 2015 and March 29, 2014.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures for its financial assets and liabilities. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. As of March 28, 2015, the Company’s financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, and related party debt. The fair values of cash and cash equivalents, accounts receivable and accounts payable approximate their respective carrying values because of the short maturity of those instruments. The fair value of investments is based on the quoted market prices in active markets. Due to the related party nature, the fair value of related party debt is not determinable.

Income Taxes

Each of the combined entities that is a corporation has elected to be taxed as an S corporation and therefore items of net income and loss are reported on the shareholder’s individual income tax returns. Del Monte Capitol Meat Co. elected S corporation status in 2001, T.J. Foodservice Co., Inc. elected S corporation status in 2008. TJ Seafood, LLC is a limited liability company with items of net income and loss reported on its members’ individual tax returns. Any provisions for federal income tax are not included in the Company’s financial statements.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

The Company follows U.S. GAAP guidance for accounting for uncertainty in income tax positions, which contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company does not believe that any reserves are required for income taxes, penalties and interest related to uncertain tax positions.

3.	Inventory

Inventory consists of finished product and is recorded on a first-in, first-out basis. Due to the high turnover rate and low spoilage rate of inventory, at March 28, 2015 the Company did not maintain an inventory reserve.

4.	Property and Equipment

Property and equipment are summarized as follows as of March 28, 2015:

	March 28, 2015	Estimated Useful Lives

Plant equipment	$8,517	5 years
Vehicles	4,433	5 years
Leasehold improvements	1,688	3-20 years
Office and computer equipment	483	3-5 years

Total depreciable property and equipment	15,121

Less accumulated depreciation and amortization	(8,104)

Net depreciable property and equipment	7,017

Land	573

Net property and equipment	$7,566

Total depreciation and amortization expense was $352 and $521 for the thirteen weeks ended March 28, 2015 and March 29, 2014, respectively.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

5.	Related Party Debt

In 2009 and 2011, the Company entered into promissory notes with the owners of the Company. Interest accrued at 4% per annum on the unpaid balance and is payable annually. The principal is payable on demand and therefore included in current liabilities. The Company can prepay the promissory notes at any time without penalty. The Company incurred interest expense in relation to the promissory notes of approximately $41 and $44 for the thirteen weeks ended March 28, 2015 and March 29, 2014, respectively. Interest payable for the related party notes is included in accounts payable and accrued expenses on the combined balance sheets and was $0 at March 28, 2015. The Company repaid $4,075 of related party debt and $487 of related party interest payable during the thirteen weeks ended March 28, 2015.

6.	Investments at Fair Value

The Company follows ASC Topic 820, for financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASC 820 defines fair value, establishes a framework for measuring fair value as required by other accounting pronouncements, and expands fair value measurement disclosures. Under the standard, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts its business. ASC 820 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a description of those three levels:

•	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
•	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
•	Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

The Company’s investments are considered Level 1 assets as there are quoted prices in active markets and are the Company’s only assets or liabilities reported at fair value. Investments at fair value are summarized as follows as of March 28, 2015:

March 28, 2015

Common stocks	$4,135
Gold coins	1,082
Money market	926
Municipal bonds	304

Total investments	$6,447

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

7.	Related Party Transactions

The Company has leases for warehouses and office space in Sacramento and American Canyon, California with family members of the owners of the Company. The Sacramento and American Canyon leases are month to month with monthly payments totaling approximately $21 and $17, respectively. For the thirteen weeks ending March 28, 2015 and March 29, 2014, rent expense and payments under these leases was $114 each period.

8.	Commitments and Contingencies

Leases

The Company leases distribution and office space under several operating leases expiring through 2021. Rent expense under all operating leases amounted to $399 and $439 for the thirteen weeks ended March 28, 2015 and March 29, 2014, respectively. Total future minimum rental payments under non-cancellable operating leases with initial or remaining terms in excess of one year as of March 28, 2015, including the American Canyon lease with the related parties discussed in Note 7, are as follows:

Years ended	Rental Payments

2015 (nine months remaining)	$638
2016	748
2017	746
2018	669
2019	675
Thereafter	1,936

Total	$5,412

In addition to these minimum rental commitments, certain operating leases provide for payments of insurance, repairs and maintenance and property taxes.

Legal Proceedings

The Company is from time to time involved in ordinary routine litigation incidental to the conduct of its business. The Company regularly reviews all pending litigation matters in which it is involved and establishes reserves deemed appropriate for such litigation matters. Management believes that no presently pending litigation matters are likely to have a material adverse effect on the Company’s financial statements or results of operations, taken as a whole.

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Del Monte Capitol Meat Company

Notes to Condensed Combined Financial Statements (unaudited) (in thousands)

9.	Transactions

On January 12, 2015, Del Monte Capitol Meat Co., T.J. Foodservice Co., Inc. and TJ Seafood, LLC entered into definitive agreements to be purchased by The Chefs’ Warehouse for approximately $191,200 including cash, stock and notes. This transaction closed on April 6, 2015.

10.	Subsequent Events

The Company evaluated subsequent events through May 19, 2015, the date the financial statements were available to be issued.

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